The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration Statement No: 333-232905
Subject to completion, dated March 31, 2022
Preliminary prospectus supplement
(To prospectus dated July 31, 2019)
2,950,000 Shares
ALLETE, Inc.
Common Stock
We are offering 2,950,000 shares of our common stock, without par value.
Our common stock is listed on the New York Stock Exchange under the symbol “ALE.” On March 30, 2022, the last reported sale price of our common stock on the New York Stock Exchange was $67.74 per share.
	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to ALLETE (before expenses)	$	$
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase from us directly up to an additional 442,500 shares of our common stock.
See “Risk Factors” beginning on page S-5 of this prospectus supplement to read about certain factors you should consider before making an investment in our common stock.
Neither the Securities and Exchange Commission nor any other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to investors on or about April   , 2022.
Joint Book-Running Managers
J.P. Morgan BofA Securities
The date of this prospectus supplement is March   , 2022

Prospectus Supplement
Prospectus

S-i

About this Prospectus Supplement
You should rely on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any “free writing prospectus” we may authorize to be delivered to you. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference herein and therein is accurate only as of the dates such information is or was presented, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. If the information in this prospectus supplement (or any free writing prospectus) is inconsistent with the accompanying prospectus, the information in this prospectus supplement (or any free writing prospectus) will apply and supersede the information in the accompanying prospectus. You should read this entire prospectus supplement, the accompanying prospectus and any free writing prospectuses carefully, including the consolidated financial statements incorporated by reference herein and therein, before making an investment decision.
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement, the accompanying prospectus and any free writing prospectus to “ALLETE,” “we,” “our,” “us” and comparable terms refer to ALLETE, Inc.

S-ii

Forward-Looking Statements
Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein that are not statements of historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there can be no assurance that the expected results will be achieved. Any statements that express, or involve discussions as to, future expectations, risks, beliefs, plans, objectives, assumptions, events, uncertainties, financial performance, or growth strategies (often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “likely,” “will continue,” “could,” “may,” “potential,” “target,” “outlook” or words of similar meaning) are not statements of historical facts and may be forward-looking.
In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause our actual results to differ materially from those indicated in forward-looking statements made by or on behalf of us in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. These statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements that could cause our actual results to differ materially from those indicated in the forward-looking statements:
•
our ability to successfully implement our strategic objectives;

•
global and domestic economic conditions affecting us or our customers;

•
changes in and compliance with laws and regulations;

•
changes in tax rates or policies or in rates of inflation;

•
the outcome of legal and administrative proceedings (whether civil or criminal) and settlements;

•
weather conditions, natural disasters and pandemic diseases, including the ongoing COVID-19 pandemic;

•
our ability to access capital markets, bank financing and other financing sources;

•
changes in interest rates and the performance of the financial markets;

•
project delays or changes in project costs;

•
changes in operating expenses and capital expenditures and our ability to raise revenues from our customers;

•
the impacts of commodity prices on us and our customers;

•
our ability to attract and retain qualified, skilled and experienced personnel;

•
effects of emerging technology;

•
war, acts of terrorism and cybersecurity attacks;

•
our ability to manage expansion and integrate acquisitions, including the New Energy Acquisition (as defined below);

•
population growth rates and demographic patterns;

•
wholesale power market conditions;

•
federal and state regulatory and legislative actions that impact regulated utility economics, including our allowed rates of return, capital structure, ability to secure financing, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities and utility infrastructure, recovery of purchased power, capital investments and other expenses, including present or prospective environmental matters;

•
effects of competition, including competition for retail and wholesale customers;

S-iii

•
effects of restructuring initiatives in the electric industry;

•
the impacts on our businesses of climate change and future regulation to restrict the emissions of greenhouse gases;

•
effects of increased deployment of distributed low-carbon electricity generation resources;

•
the impacts of laws and regulations related to renewable and distributed generation;

•
pricing, availability and transportation of fuel and other commodities and the ability to recover the costs of such commodities;

•
our current and potential industrial and municipal customers’ ability to execute announced expansion plans;

•
real estate market conditions where our legacy Florida real estate investment is located may deteriorate; and

•
the success of efforts to realize value from, invest in, and develop new opportunities.

Additional disclosures regarding factors that could cause our results or performance to differ from those anticipated by this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are discussed in Part 1, Item 1A under the heading “Risk Factors” beginning on page 24 of our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) and under the heading “Risk Factors” in this prospectus supplement. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of these factors, nor can it assess the impact of each of these factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Readers are urged to carefully review and consider the various disclosures made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the Form 10-K, that attempt to identify the risks and uncertainties that may affect our business.

S-iv

Summary
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or in the incorporated documents. This summary is not complete and may not contain all of the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus as well as the documents incorporated by reference, which are described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included above under “Forward-Looking Statements” in this prospectus supplement. Unless indicated otherwise, the information in this prospectus supplement assumes that the underwriters’ option is not exercised.
The Company
ALLETE is comprised of two business segments:
•
Regulated Operations includes our regulated utilities, Minnesota Power, an operating division of ALLETE, and Superior Water, Light and Power Company (“SWL&P”), as well as our investment in American Transmission Company LLC, a Wisconsin-based regulated utility that owns and maintains electric transmission assets in parts of Wisconsin, Michigan, Minnesota and Illinois. Minnesota Power provides regulated utility electric service in northeastern Minnesota to approximately 150,000 retail customers. Minnesota Power also has 15 non-affiliated municipal customers in Minnesota. SWL&P is a Wisconsin utility and a wholesale customer of Minnesota Power. SWL&P provides regulated utility electric, natural gas and water service in northwestern Wisconsin to approximately 15,000 electric customers, 13,000 natural gas customers and 10,000 water customers. Our regulated utility operations include retail and wholesale activities under the jurisdiction of state and federal regulatory authorities.

•
ALLETE Clean Energy, Inc. focuses on developing, acquiring, and operating clean and renewable energy projects. ALLETE Clean Energy currently owns and operates, in seven states, more than 1,300 megawatts of nameplate capacity wind energy generation that is contracted under power sales agreements of various durations. In addition, ALLETE Clean Energy currently has approximately 200 megawatts under contract to be sold to others. ALLETE Clean Energy also engages in the development of wind energy facilities to operate under long-term power sales agreements or for sale to others upon completion.

In addition, our Corporate and Other businesses are comprised of BNI Energy, our coal mining operations in North Dakota; our investment in Nobles 2 Power Partners, LLC, an entity that owns and operates a 250 megawatt wind energy facility in southwestern Minnesota; South Shore Energy, LLC, our non-rate regulated, Wisconsin subsidiary developing Nemadji Trail Energy Center, an approximately 600 megawatt proposed combined-cycle natural gas-fired generating facility; ALLETE Properties, LLC, our legacy Florida real estate investment; other business development and corporate expenditures; unallocated interest expense; a small amount of non-rate base generation; approximately 4,000 acres of land in Minnesota; and earnings on cash and investments.
Our corporate headquarters is located at 30 West Superior Street, Duluth, Minnesota 55802. Our telephone number is (218) 279-5000. We maintain a website at www.allete.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.
For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the Securities and Exchange Commission (“SEC”) incorporated by reference in this prospectus supplement. For instructions on how to find copies of these and our other filings incorporated by reference in this prospectus supplement and the accompanying prospectus, see the sections of this prospectus supplement and the accompanying prospectus captioned “Where You Can Find More Information” and “Incorporation by Reference.”

Recent Developments
On March 2, 2022, we announced that a wholly-owned subsidiary has entered into a definitive agreement to acquire 100 percent of the membership interests of New Energy Equity LLC for approximately $165.5 million, subject to a working capital adjustment (the “New Energy Acquisition”). New Energy Equity LLC, with headquarters in Annapolis, Maryland, is a solar development company that also offers comprehensive solar operations, maintenance and asset management services. We expect the purchase to close in April 2022 upon satisfaction of customary closing conditions, including compliance with Hart-Scott-Rodino antitrust clearing requirements.

The Offering
Issuer
ALLETE, Inc., a Minnesota corporation
Common stock offered
2,950,000 shares, or 3,392,500 shares if the underwriters’ option is exercised in full
Common stock to be outstanding after this offering
56,258,809 shares, or 56,701,309 shares if the underwriters’ option is exercised in full(1)
Use of proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions but before estimated offering expenses payable by us for this offering, will be approximately $           million (or approximately $           million if the underwriters exercise their option in full). We intend to use the net proceeds for corporate purposes, including, without limitation, the payment of the purchase price for the New Energy Acquisition as well as capital investments. We may temporarily invest any proceeds that we do not immediately need.
New York Stock Exchange symbol
“ALE”
Dividends
We have paid dividends, without interruption, on our common stock since 1948. The timing and amount of future dividends will depend on earnings, cash requirements, our financial condition and the financial condition of our subsidiaries, applicable government regulations and other factors deemed relevant by our board of directors. See “Dividends and Common Stock” in this prospectus supplement for additional details.
Transfer agent and registrar
The transfer agent and registrar for our common stock is EQ Shareowner Services.
Risk factors
Investing in our common stock involves risks. Potential investors are urged to consider the risk factors relating to our business and an investment in our common stock described under “Risk Factors” in this prospectus supplement.

(1)
This amount is based on the number of shares of our common stock outstanding as of March 30, 2022. In calculating that number, we did not take into account 841,523 shares reserved for future issuance as of March 30, 2022 upon satisfaction of performance targets under outstanding equity compensation awards or other stock compensation plans.

Summary Historical Consolidated Financial Data
The following tables set forth our summary historical consolidated financial data. The summary historical consolidated financial information as of and for each of the years in the three-year period ended December 31, 2021 were derived from our audited consolidated financial statements as of and for the years in the three-year period ended December 31, 2021. You should read the following data in conjunction with our consolidated financial statements and notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated herein by reference.
Year Ended December 31,	2021	2020	2019
In millions, except per share amounts
Statement of Income Data:
Operating Revenue	$1,419.2	$1,169.1	$1,240.5
Operating Expenses	$1,267.9	$1,018.2	$1,060.7
Income before Non-Controlling Interest and Income Taxes	$110.9	$122.1	$178.9
Income Tax Benefit	$(26.9)	$(39.5)	$(6.6)
Net Loss attributable to Non-Controlling Interest	$(31.4)	$(12.6)	$(0.1)
Net Income attributable to ALLETE	$169.2	$174.2	$185.6
As of December 31,	2021	2020	2019
Balance Sheet Data:
Cash and Cash Equivalents	$45.1	$44.3	$69.3
Long-Term Debt Due Within One Year	$214.2	$203.7	$212.9
Long-Term Debt	$1,763.2	$1,593.2	$1,400.9
Equity:
Common Stock Without Par Value, 80.0 Shares Authorized, 53.2, 52.1 and 51.7 Shares Issued and Outstanding	$1,536.7	$1,460.9	$1,436.7
Accumulated Other Comprehensive Loss	$(23.8)	$(31.1)	$(23.6)
Retained Earnings	$900.2	$864.8	$818.8
Total ALLETE Equity	$2,413.1	$2,294.6	$2,231.9
Non-Controlling Interest in Subsidiaries	$533.2	$505.6	$103.7
Total Equity	$2,946.3	$2,800.2	$2,335.6

Risk Factors
Investing in our common stock involves certain risks. In considering whether to purchase our common stock offered by this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below, as well as the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the information under the heading “Forward-Looking Statements” above and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein.
Entity-wide Risks
We supplement the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein, with the following:
Government challenges to our tax positions, as well as tax law changes and the inherent difficulty in quantifying potential tax effects of our operations and business decisions, could adversely affect our results of operations and liquidity.
We are required to make judgments regarding the potential tax effects of various financial transactions and our ongoing operations in order to estimate our obligations to taxing authorities. The obligations, which include income taxes and taxes other than income taxes, involve complex matters that ultimately could be litigated. We also estimate our ability to use tax benefits, including those in the form of carryforwards and tax credits that are recorded as deferred tax assets on our Consolidated Balance Sheet included in our Annual Report on Form 10-K for the year ended December 31, 2021. A disallowance of some or all of these tax benefits could have an adverse impact on our financial position, results of operations and cash flows.
We are currently utilizing, and plan to utilize in the future, our carryforwards and tax credits to reduce our income tax obligations. If we cannot generate enough taxable income in the future to utilize all of our carryforwards and tax credits before they expire, we may incur adverse charges to earnings.
If federal or state tax authorities deny any deductions or tax credits, negatively change existing tax laws or policies, or fail to extend or renew policies beneficial to the Company, such as those for renewable energy production tax credits, our financial position, results of operations and cash flows may be adversely impacted. For example, the federal renewable energy production tax credit expired as of December 31, 2021, although we may still receive the benefit of the production tax credit from previously completed wind energy facilities as well as for certain facilities that were under construction as of December 31, 2021. In November 2021, the U.S. House of Representatives passed the Build Back Better legislation, which contained extensive renewable energy incentives aimed at combating the climate crisis, including an extension to the production tax credit. However, the U.S. Senate has yet to approve such legislation, and there is no assurance that the production tax credit will be renewed. Because our tax equity financing transactions depend on the availability of credits such as the production tax credit, the expiration of such credits may cause an increase in our cost of financing wind energy projects and may reduce our ability to construct a wind energy facility on favorable terms, or at all.
Risks related to an investment in our common stock
The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of our common stock owned by you at times or at prices you find attractive.
The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control.
In recent years, the stock market has experienced significant price and volume fluctuations. This volatility frequently has occurred without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our share price.
A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

There may be future sales or other dilution of our equity, which may materially adversely affect the market price for shares of our common stock.
We are generally not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock or any substantially similar securities. The market price for shares of our common stock could materially decline as a result of sales of shares of our common stock or similar securities in the market made after such offering or the perception that such sales could occur.
All of our debt obligations have priority over shares of our common stock, which would subordinate your rights to payment as a holder of our common stock in the event of a liquidation, dissolution or winding up.
In any liquidation, dissolution or winding up of ALLETE, shares of our common stock would rank below all debt claims against us. As a result, holders of shares of our common stock would not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of ALLETE until after our obligations to our debt holders have been satisfied.
You may not receive dividends on our common stock.
Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Although we have in the past declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock dividend in the future. This could adversely affect the market price of our common stock.

Where You Can Find More Information
We file annual, quarterly and other reports and other information with the SEC. In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. We also maintains a website (www.allete.com). Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we may, in this prospectus supplement and the accompanying prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Information that we file in the future with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement (other than any documents, or portions of documents, not deemed to be filed) until we sell all of the securities covered by this prospectus supplement and the accompanying prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2021 (other than Exhibit 99 thereto, which was not deemed to be filed);

•
our Current Reports on Form 8-K filed with the SEC on January 11, 2022, February 2, 2022, February 9, 2022 and March 2, 2022 (other than any documents or portions of documents not deemed to be filed);

•
the information identified as incorporated by reference under Part III of our Annual Report on Form 10-K for the year ended December 31, 2021, from our definitive proxy statement for our 2022 Annual Meeting of Shareholders filed on March 24, 2022; and

•
the description of our common stock contained in Exhibit 4(h) to our Annual Report on Form 10-K for the year ended December 31, 2019, and including any further amendment or report filed for the purpose of updating such description.

You may request a copy of these documents, at no cost to you, by writing or calling:
Shareholder Services
ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802-2093
Telephone: (218) 355-5974 or (800) 535-3056
Facsimile: (218) 355-3802
e-mail: shareholder@allete.com
Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions but before estimated offering expenses payable by us for this offering, will be approximately $        million (or approximately $        million if the underwriters exercise their option in full). We intend to use the net proceeds for corporate purposes, including, without limitation, the payment of the purchase price for the New Energy Acquisition as well as capital investments. We may temporarily invest any proceeds that we do not immediately need.

Dividends and Common Stock
Holders of our common stock are entitled to dividends when and as declared by our board of directors. We have paid dividends, without interruption, on our common stock since 1948.
The timing and amount of future dividends will depend on earnings, cash requirements, our financial condition and the financial condition of our subsidiaries, applicable government regulations and other factors deemed relevant by our board of directors.
Our common stock is listed on the New York Stock Exchange under the symbol “ALE.” As of February 1, 2022, there were approximately 20,000 common stock shareholders of record.

Capitalization
The following table sets forth our consolidated cash and cash equivalents and consolidated capitalization and certain other information as of December 31, 2021 on an actual basis; and on an as adjusted basis to give effect to the net proceeds of $        from the issuance of an aggregate of 2,950,000 shares of our common stock in connection with this offering (assuming no exercise of the underwriters’ option), which is the public offering price of the shares of our common stock less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.
This table should be read in conjunction with our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of December 31, 2021
	Actual	As Adjusted
Millions
Long-Term Debt Due Within One Year(1)	$214.2
Long-Term Debt	$1,763.2
Equity:
Common Stock Without Par Value, 80.0 Shares Authorized, 53.2 Shares Issued and Outstanding	$1,536.7
Accumulated Other Comprehensive Loss	$(23.8)
Retained Earnings	$900.2
Total ALLETE Equity	$2,413.1
Non-Controlling Interest in Subsidiaries	$533.2
Total Equity	$2,946.3
Total Capitalization	$4,923.7

(1)
This table was not adjusted to give effect to a net $20 million increase in Long-Term Debt Due Within One Year in connection with a March 2022 term loan agreement.

U.S. Federal Income Tax Consequences for Non-U.S. Holders
The following describes the material U.S. federal income tax consequences to “non-U.S. holders” (as defined below) of the ownership and disposition of our common stock sold pursuant to this offering. This discussion deals only with our common stock purchased in this offering that is held as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the “Code” (generally, property held for investment), by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s individual circumstances. Specifically, it does not address consequences relevant to U.S. expatriates and certain former citizens or long-term residents of the United States and partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes.
This discussion is based on the U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, which are subject to change or differing interpretations, possibly on a retroactive basis. No ruling has been or will be sought from the U.S. Internal Revenue Service, or “IRS,” with respect to the matters discussed below, and there can be no assurance that the IRS would not take a contrary position regarding the tax consequences of the ownership or disposition of our common stock, or that such contrary position would not be sustained by a court. Moreover, this discussion does not address the U.S. state and local, U.S. federal gift, or non-U.S. tax considerations relating to the ownership and disposition of our common stock.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
This discussion is for information purposes only and is not intended as tax advice. Investors should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences of the ownership and disposition of our common stock arising under the U.S. federal estate or gift tax laws, the laws of any state, local or non-U.S. taxing jurisdiction or any applicable income tax treaty.
Distributions
A distribution on our common stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not treated as a dividend for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section “Sale or Other Taxable Disposition of Our Common Stock.”
Subject to the discussions below on backup withholding, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or a lower rate specified under an applicable income tax treaty). In order to receive a reduced treaty rate, a non-U.S. holder must provide to the applicable withholding agent an IRS Form W-8BEN (or applicable substitute or successor form) properly certifying eligibility for the reduced rate. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.
Subject to the discussions below on backup withholding, dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty so requires, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are taxed on a net-income basis at the regular rates and in the manner applicable to U.S. persons. In that case, the applicable withholding agent will not have to withhold U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements (which generally are met by providing an IRS Form W-8ECI). In addition, a “branch profits tax” may be imposed at a 30% rate (or a lower rate specified under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.
Sale or other taxable disposition of our common stock
Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale or other disposition of our common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation, or a “USRPHC,” for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net-income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or a lower rate specified under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable income tax treaty) on any gain derived from the disposition (even though the individual is not considered a resident of the United States), which may be offset by certain U.S.-source capital losses of the non-U.S. holder provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe that we have not been and currently are not a USRPHC, and we do not expect to become one in the future based on anticipated business operations. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our worldwide real property interests and other business assets, there can be no assurance that we are not currently or will not in the future become a USRPHC. Even if we are or become a USRPHC, so long as our common stock is regularly traded on an established securities market, a non-U.S. holder will be subject to U.S. federal income tax on any gain not otherwise taxable only if such non-U.S. holder actually or constructively owned more than 5% of our outstanding common stock at some time during a specified period. The New York Stock Exchange, on which our common stock is currently traded, is considered an established securities market for these purposes. Non-U.S. holders should consult their tax advisors about the consequences that could result if we are, or become, a USRPHC.

Non-U.S. holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information reporting and backup withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know that the beneficial owner is a U.S. person and such beneficial owner certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8ECI or other applicable certification. However, information returns will be filed with the IRS in connection with any dividends on our common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder certifies under penalty of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the non-U.S. holder otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, and may entitle such non-U.S. holder to a refund, provided the required information is timely furnished to the IRS.
Additional withholding tax on payments made to foreign accounts
Withholding tax may be imposed under legislation commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA,” on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (a) the foreign financial institution undertakes certain diligence and reporting obligations, (b) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (a) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury regulations, withholding under FATCA generally applies to payments of dividends on our common stock. Pursuant to proposed regulations, the Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of certain financial instruments (which would include our common stock). The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on shares of our common stock if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of shares of our common stock.

Underwriting
J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of our common stock listed next to its name in the following table:
Name	Number of shares
J.P. Morgan Securities LLC
BofA Securities, Inc.
Total	2,950,000
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent. The underwriters are committed to purchase all the shares of our common stock to be offered pursuant to the underwriting agreement if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
Underwriting Discounts and Commissions
The underwriters propose to offer the shares of our common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $      per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $      per share from the public offering price. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.
Option
We have granted the underwriters an option to purchase from us directly up to an additional 442,500 shares of our common stock. The shares purchased under this option will be purchased at the public offering price, less the underwriting discounts and commissions. The underwriters may exercise this option at any time, in whole or in part, for a period of 30 days from the date of this prospectus supplement. If any additional shares of our common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
If the underwriters exercise their option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock in approximately the same proportion as shown in the table above.
The underwriting fee is equal to the public offering price per share of our common stock less the amount paid by the underwriters to us per share of our common stock. The underwriting fee is $      per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option exercise	With full option exercise
Per Share	$	$
Total	$	$
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $700,000.
No Sales of Similar Securities
We have agreed with the underwriters that we will not, without the prior written consent of the representatives (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any shares of our common stock or such other securities, in cash or otherwise, in each case for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions including in connection with (1) this offering and sale of our common stock to the underwriters; (2) the issuance of shares of our common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including director stock units pursuant to a deferral plan, “RSUs”) (including net settlement), in each case outstanding on the date of this prospectus supplement; (3) grants or issuances of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the date of this prospectus supplement; (4) any shares of our common stock issued pursuant to our employee or director benefit, compensation, incentive or stock purchase plans existing on the date of this prospectus supplement; (5) any shares of our common stock issued by us pursuant to our direct stock purchase and dividend reinvestment plan, existing or approved on or prior to the date of this prospectus supplement; or (6) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of the representatives, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, our common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with our common stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing, in each case other than (A) transfers of shares of our common stock as a bona fide gift or gifts, (B) transfers to any trust for the direct or indirect benefit of the director or executive officer or their immediate family (for purposes of this prospectus supplement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin); (C) transfers to any beneficiary of the director or executive officer pursuant to a will, other testamentary document or applicable laws of descent; (D) transfers of any shares of our common stock to us upon the exercise of options to purchase our common stock or the vesting, delivery or settlement of restricted shares, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof of options, restricted shares, restricted stock units or other awards acquired by the director or executive officer pursuant to our employee or director benefit, compensation, incentive or stock purchase plans existing on the date of this prospectus supplement and (E) upon the cancellation of restricted stock units; provided that (i) in the case of any transfer or distribution pursuant to clauses (A) through (C), any such transfer shall not involve a disposition for value; (ii) in the case of any transfer or distribution pursuant to clauses (A) through (C), each donee, transferee or distributee shall execute and deliver to the representatives a lock-up agreement; and (iii) in the case of any transfer or distribution pursuant to clauses (A) through (E), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above or, for transfers made pursuant to clause (D) above, a filing on Form 4 which shall include an explanatory footnote that the transfer was made as described in clause (D) above).
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our common stock is listed on the New York Stock Exchange under the symbol “ALE.”
Price Stabilization and Short Positions
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase our common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
Sales outside the United States
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Canada
The shares of our common stock offered by this prospectus supplement and the accompanying prospectus may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of our common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, and each person who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of our common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No shares of our common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our common stock which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that the shares of our common stock may be offered to the public in the United Kingdom at any time:
•
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock offered by this prospectus supplement in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any share of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any share of our common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom this prospectus supplement and the accompanying prospectus may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of our common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus supplement and the accompanying prospectus or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement and the accompanying prospectus relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Switzerland
The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the shares of our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement and the accompanying prospectus. The shares of our common stock to which this prospectus supplement and the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.
Experts
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Legal Matters
Various legal matters relating to the offering will be passed upon for us by Margaret A. Thickens, Esq., our Vice President, Chief Legal Officer and Corporate Secretary, and Morgan, Lewis & Bockius LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York is counsel for the underwriters in connection with this offering.

PROSPECTUS
ALLETE, Inc.
Common Stock
and
First Mortgage Bonds

ALLETE, Inc. may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.
ALLETE will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.
ALLETE’s common stock is listed on the New York Stock Exchange and trades under the symbol “ALE.”
ALLETE’s principal executive offices are located at 30 West Superior Street, Duluth, Minnesota 55802-2093, telephone number (218) 279-5000.
See the discussion of risk factors, if any, contained in ALLETE’s annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.
ALLETE may offer the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in supplements to this prospectus. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 0 of this prospectus also provides more information on this topic.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 31, 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that ALLETE, Inc. filed under the Securities Act of 1933 with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. ALLETE, Inc. is referred to in this prospectus as “ALLETE.” Under this shelf registration process, ALLETE may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of ALLETE.
This prospectus provides you with a general description of the securities ALLETE may offer. Each time ALLETE sells securities, ALLETE will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
WHERE YOU CAN FIND MORE INFORMATION
ALLETE files annual, quarterly and other reports and other information with the SEC.
In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including ALLETE. ALLETE also maintains a website (www.allete.com). Information contained on ALLETE’s website does not constitute part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows ALLETE to “incorporate by reference” the information that ALLETE files with the SEC, which means that ALLETE may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. ALLETE is incorporating by reference the documents listed below and any future filings ALLETE makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until ALLETE sells all of the securities covered by this registration statement. Information that ALLETE files in the future with the SEC will automatically update and supersede this information:
•
ALLETE’s Annual Report on Form 10-K for the year ended December 31, 2018;

•
ALLETE’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019; and

•
ALLETE’s Current Reports on Form 8-K filed with the SEC on January 16, 2019, February 4, 2019, February 8, 2019 (other than any documents or portions of documents not deemed to be filed), February 14, 2019, March 6, 2019, March 27, 2019, April 5, 2019, May 3, 2019 and May 16, 2019.

You may request a copy of these documents, at no cost to you, by writing or calling:
Shareholder Services
ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802-2093
Telephone: (218) 355-5974
Fax: (218) 355-3802
e-mail: shareholder@allete.com
Upon request, ALLETE will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS
Statements in this prospectus that are not statements of historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there can be no assurance that the expected results will be achieved. Any statements that express, or involve discussions as to, future expectations, risks, beliefs, plans, objectives, assumptions, events, uncertainties, financial performance, or growth strategies (often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “likely,” “will continue,” “could,” “may,” “potential,” “target,” “outlook” or words of similar meaning) are not statements of historical facts and may be forward-looking.
In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, ALLETE is providing this cautionary statement to identify important factors that could cause ALLETE’s actual results to differ materially from those indicated in forward-looking statements made by or on behalf of ALLETE in this prospectus or any supplement to this prospectus, in presentations, on ALLETE’s website, in response to questions or otherwise. These statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, that could cause ALLETE’s actual results to differ materially from those indicated in the forward-looking statements:
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ALLETE’s ability to successfully implement its strategic objectives;

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global and domestic economic conditions affecting ALLETE or its customers;

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changes in and compliance with laws and regulations;

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changes in tax rates or policies or in rates of inflation;

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the outcome of legal and administrative proceedings (whether civil or criminal) and settlements;

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weather conditions, natural disasters and pandemic diseases;

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ALLETE’s ability to access capital markets and bank financing;

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changes in interest rates and the performance of the financial markets;

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project delays or changes in project costs;

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changes in operating expenses and capital expenditures and ALLETE’s ability to raise revenues from ALLETE’s customers in regulated rates or contract price increases at ALLETE’s Energy Infrastructure and Related Services and other businesses;

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the impacts of commodity prices on ALLETE and ALLETE’s customers;

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ALLETE’s ability to attract and retain qualified, skilled and experienced personnel;

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effects of emerging technology;

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war, acts of terrorism and cybersecurity attacks;

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ALLETE’s ability to manage expansion and integrate acquisitions;

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population growth rates and demographic patterns;

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wholesale power market conditions;

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federal and state regulatory and legislative actions that impact regulated utility economics, including ALLETE’s allowed rates of return, capital structure, ability to secure financing, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities and utility infrastructure, recovery of purchased power, capital investments and other expenses, including present or prospective environmental matters;

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effects of competition, including competition for retail and wholesale customers;

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effects of restructuring initiatives in the electric industry;

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the impacts on ALLETE’s Regulated Operations segment of climate change and future regulation to restrict the emissions of greenhouse gases;

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effects of increased deployment of distributed low-carbon electricity generation resources;

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the impacts of laws and regulations related to renewable and distributed generation;

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pricing, availability and transportation of fuel and other commodities and the ability to recover the costs of such commodities;

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ALLETE’s current and potential industrial and municipal customers’ ability to execute announced expansion plans;

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real estate market conditions where ALLETE’s legacy Florida real estate investment is located may not improve;

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the success of efforts to realize value from, invest in, and develop new opportunities in, ALLETE’s Energy Infrastructure and Related Services businesses; and

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factors affecting ALLETE’s Energy Infrastructure and Related Services businesses, including unanticipated cost increases, changes in legislation and regulations impacting the industries in which the customers served operate, the effects of weather, creditworthiness of customers, ability to obtain materials required to perform services, and changing market conditions

Additional disclosures regarding factors that could cause ALLETE’s results or performance to differ from those anticipated by this prospectus are set forth in the discussion of risk factors, if any, contained in ALLETE’s annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus. Any forward-looking statement speaks only as of the date on which such statement is made, and ALLETE undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of these factors, nor can ALLETE assess the impact of each of these factors on ALLETE’s businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Readers are urged to carefully review and consider the various disclosures in ALLETE’s reports and other information incorporated by reference herein and made by ALLETE in this prospectus that attempt to identify the risks and uncertainties that may affect ALLETE’s business.
ALLETE, INC.
At December 31, 2018, ALLETE was comprised of three business segments:
Regulated Operations includes ALLETE’s regulated utilities, Minnesota Power, an operating division of ALLETE, Inc., and Superior Water, Light and Power Company (SWL&P), as well as ALLETE’s investment in American Transmission Company LLC, a Wisconsin-based regulated utility that owns and maintains electric transmission assets in parts of Wisconsin, Michigan, Minnesota and Illinois. Minnesota Power provides regulated utility electric service in northeastern Minnesota to approximately 145,000 retail customers. Minnesota Power also has 16 non-affiliated municipal customers in Minnesota. SWL&P is a Wisconsin utility and a wholesale customer of Minnesota Power. SWL&P provides regulated electric, natural gas and water service in northwestern Wisconsin to approximately 15,000 electric customers, 13,000 natural gas customers and 10,000 water customers. ALLETE’s regulated utility operations include retail and wholesale activities under the jurisdiction of state and federal regulatory authorities.
ALLETE Clean Energy, Inc. focuses on developing, acquiring, and operating clean and renewable energy projects. ALLETE Clean Energy, Inc. and subsidiaries (ACE) currently owns and operates, in four states, approximately 545 megawatts of nameplate capacity wind energy generation that is contracted under power sales agreements of various durations. ACE also engages in the development of wind energy facilities to operate under long-term power sales agreements or for sale to others upon completion.
U.S. Water Services, Inc. provides integrated water management for industry by combining chemical, equipment, engineering and service for customized solutions to reduce water and energy usage, and improve efficiency.

On March 27, 2019, ALLETE announced that its subsidiary, ALLETE Enterprises, Inc., completed the previously announced sale of the common stock of its subsidiary, Global Water Services Holding Company, Inc., the parent company of U.S. Water Services, Inc., to a subsidiary of Kurita Water Industries Ltd. ALLETE received approximately $265 million in cash at closing, net of transaction costs and cash retained.
Corporate and Other is comprised of BNI Energy, ALLETE’s coal mining operations in North Dakota, ALLETE’s investment in Nobles 2 Power Partners, LLC, ALLETE Properties LLC and its subsidiaries, ALLETE’s legacy Florida real estate investment, other business development and corporate expenditures, unallocated interest expense, a small amount of non-rate base generation, approximately 4,000 acres of land in Minnesota, and earnings on cash and investments.
USE OF PROCEEDS
Unless otherwise stated in a prospectus supplement, ALLETE will add the net proceeds from the sale of the securities to its general funds. ALLETE uses its general funds for corporate purposes, including, without limitation, capital investments in its existing business, acquisitions made by or on behalf of it or its subsidiaries, to repay short-term borrowings or to repay, redeem or repurchase outstanding debt. ALLETE may temporarily invest any proceeds that it does not immediately need.
DESCRIPTION OF COMMON STOCK
General.   The following statements describing ALLETE’s common stock are not intended to be a complete description. For additional information, please see ALLETE’s Articles of Incorporation and Bylaws. Each of these documents has been previously filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Minnesota.
ALLETE has the following capital stock authorized by its Articles of Incorporation: 80,000,000 shares of common stock, without par value, and 3,616,000 shares of preferred stock. As of June 30, 2019, 51,655,541 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.
Dividend Rights.   ALLETE’s common stock is entitled to dividends only after ALLETE has provided for dividends and any sinking fund requirements on any issued and outstanding preferred stock. ALLETE’s Articles of Incorporation contain provisions which would restrict net income available for the payment of cash dividends on outstanding common stock in the event that shares of ALLETE’s preferred stock were outstanding and certain common stock equity capitalization ratios were not met.
Voting Rights (Non-Cumulative Voting).   Holders of ALLETE’s common stock are entitled to receive notice of and to vote at any meeting of shareholders. Each share of ALLETE’s common stock, as well as each share of any of ALLETE’s issued and outstanding preferred stock, is entitled to one vote. Holders of ALLETE’s common stock do not have cumulative voting rights. Each director is elected by the vote of a majority of the votes cast with respect to the director at a meeting of shareholders called for such purpose at which a quorum is present. At any such meeting for which the number of nominees (other than nominees withdrawn on or before the sixtieth (60th) day before the first anniversary of the preceding year’s annual shareholder meeting) exceeds the number of directors to be elected, directors are elected by a plurality of the votes present and entitled to vote on the election of directors. In addition, whenever dividends on any of ALLETE’s preferred stock are in default in the amount of four full quarterly payments or more, and until all the dividends in default are paid, the holders of ALLETE’s preferred stock are entitled, as one class, to elect a majority of the directors. ALLETE’s common stock, as one class, would then elect the minority.
The Articles of Incorporation include detailed procedures and other provisions relating to these rights and their termination, including:
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quorums;

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terms of directors elected;

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vacancies;

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class voting;

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meetings; and

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adjournments.

The Articles of Incorporation contain provisions that make it difficult to obtain control of ALLETE through transactions not having the approval of the board of directors of ALLETE. These provisions include:
•
a provision requiring the affirmative vote of 75 percent of the outstanding shares of all classes of ALLETE’s capital stock, present and entitled to vote, in order to authorize certain mergers or consolidations, or sales or leases of a significant amount of assets, of ALLETE, and other significant transactions that may have an effect on the control of ALLETE. Any of those transactions are required to meet certain “fair price” and procedural requirements. Neither a 75 percent shareholder vote nor a “fair price” is required for any of those transactions that have been approved by a majority of the “Disinterested Directors,” as that term is defined in the Articles of Incorporation;

•
a provision permitting a majority of the Disinterested Directors to determine whether the above requirements have been satisfied; and

•
a provision providing that some parts of the Articles of Incorporation cannot be altered unless approved by 75 percent of the outstanding shares of all classes of ALLETE’s capital stock, present and entitled to vote, unless the alteration is recommended to the shareholders by a majority of the Disinterested Directors. The parts of the Articles of Incorporation that cannot be altered except as stated above include some parts relating to:

•
mergers or consolidations, or sales or leases of a significant amount of assets, of ALLETE, and other significant transactions that may have an effect on the control of ALLETE; and

•
the number, election, terms of office and removal of directors of ALLETE and the way in which vacancies on the board of directors are filled.

Liquidation Rights.   After ALLETE has satisfied creditors and the preferential liquidation rights of any of its outstanding preferred stock, the holders of its common stock are entitled to share ratably in the distribution of all remaining assets.
Miscellaneous.   Holders of ALLETE’s common stock have no preemptive or conversion rights. ALLETE’s common stock is listed on the New York Stock Exchange. The transfer agent and registrar for ALLETE’s common stock is EQ Shareowner Services.
DESCRIPTION OF FIRST MORTGAGE BONDS
General.   The following description sets forth certain general terms and provisions of ALLETE’s first mortgage bonds that ALLETE may offer by this prospectus. ALLETE will describe the particular terms of the first mortgage bonds, and provisions that vary from those described below, in one or more prospectus supplements.
ALLETE may issue the first mortgage bonds from time to time in one or more series. ALLETE will issue the first mortgage bonds under its Mortgage and Deed of Trust, dated as of September 1, 1945, with Irving Trust Company (now The Bank of New York Mellon), as corporate mortgage trustee, and Richard H. West (Andres Serrano, successor), as individual mortgage trustee (together, the “mortgage trustees”), which has been amended and supplemented in the past, may be supplemented prior to the issuance of these first mortgage bonds and which will be supplemented again by one or more supplemental indentures relating to these first mortgage bonds. The Mortgage and Deed of Trust, as so amended and supplemented, is referred to in this prospectus as the “mortgage.”
This section briefly summarizes some of the terms of the first mortgage bonds and some of the provisions of the mortgage and uses some terms that are not defined in this prospectus but that are defined in the mortgage. This summary is not complete. You should read this summary together with the mortgage and the supplemental indenture establishing the first mortgage bonds for a complete understanding of all the provisions. References to certain sections of the mortgage and particular supplemental indentures are included in parentheses. The mortgage and the form of supplemental indenture have been previously filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the mortgage is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions. All first mortgage bonds issued or to be issued under the mortgage, including the first mortgage bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
All first mortgage bonds of one series need not be issued at the same time, and a series may be re-opened for issuances of additional first mortgage bonds of such particular series. This means that ALLETE may from time to time, without notice to, or the consent of the existing holders of previously-issued first mortgage bonds of a particular series, create and issue additional first mortgage bonds of such series. Such additional first mortgage bonds will have the same terms as the first mortgage bonds of such series in all respects except for the issue date and, if applicable, the initial interest payment date, so that the additional first mortgage bonds may be consolidated and form a single series with the previously-issued first mortgage bonds of such series.
Reference is made to a prospectus supplement relating to each series of first mortgage bonds offered by this prospectus for the following specific terms of that series, among others:
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the designation of the series of first mortgage bonds and aggregate principal amount of the first mortgage bonds,

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the offering price of the series,

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the place where the principal of and interest on the series will initially be payable, if other than at The Bank of New York Mellon in New York, New York,

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the date or dates on which the series will mature,

•
the rate or rates at which the series will bear interest, or method for determining the interest rate(s),

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the dates on which such interest will be payable,

•
the currency or currencies in which payment of the principal of and interest on the series may be made, if other than United States dollars,

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whether all or a portion of the series will be in global form,

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the redemption terms, and

•
any other terms or provisions relating to the series that are not inconsistent with the provisions of the mortgage.

The first mortgage bonds offered by this prospectus may be sold at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to first mortgage bonds offered by this prospectus sold at a discount below their principal amount may be described in the applicable prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any first mortgage bonds offered by this prospectus which are denominated or payable in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Except as may otherwise be described in a prospectus supplement, the covenants contained in the mortgage will not afford holders of the first mortgage bonds protection in the event of a highly-leveraged or similar transaction involving ALLETE or in the event of a change in control.
Reserved Amendment Rights.   ALLETE has reserved the right to amend the mortgage without the consent or other action of the holders of any of the first mortgage bonds created after January 31, 2010, to make the changes described below in this “Description of First Mortgage Bonds.” Holders of first mortgage bonds issued after January 31, 2010, including first mortgage bonds that ALLETE may offer by this prospectus, are deemed to have consented to these amendments. This section briefly summarizes the reserved amendment rights. This summary is not complete. You should read this summary together with the thirty-first supplemental indenture, dated as of February 1, 2010, which has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part, together with the mortgage for a complete understanding of the reserved amendment rights.
Form and Exchanges.   The first mortgage bonds offered by this prospectus will be issued in fully registered form without coupons, unless otherwise stated in a prospectus supplement. Unless otherwise stated in a prospectus supplement, the first mortgage bonds will be issued in denominations of $1,000 and multiples thereof. The first mortgage bonds offered by this prospectus will be transferable and exchangeable without charge (except for stamp taxes, if any, or other governmental charges). ALLETE has initially designated The Bank of New York Mellon, in New York, New York, as the place where such transfers or exchanges may be made.
A holder of first mortgage bonds may exchange those first mortgage bonds for an equal aggregate principal amount of first mortgage bonds of the same series, having the same issue date and with identical terms and provisions, or may transfer those first mortgage bonds, in each case without cost to the holder, other than for applicable stamp taxes or other governmental charges, unless otherwise stated in the applicable prospectus supplement. ALLETE may issue all or some of the first mortgage bonds offered by this prospectus in “book-entry” form, which means that they will be represented by global notes, instead of certificates. The depository, or its custodian, will hold those global notes. Transfers of beneficial interests in those global notes will be accomplished by entries in the books of participants acting on behalf of beneficial owners. Any additional requirements as to the form and method of exchange of first mortgage bonds will be described in the applicable prospectus supplement.
Redemption and Purchase of First Mortgage Bonds.   The first mortgage bonds offered by this prospectus may be redeemable upon 30 days’ notice if the terms of the first mortgage bonds so provide. Reference is made to the applicable prospectus supplement for the prices and other terms and conditions, if any, for redemption of the first mortgage bonds offered by this prospectus. If the first mortgage bonds are redeemable, ALLETE may use certain deposited cash and/or proceeds of released property to effect the redemption.
If at the time a notice of redemption is given the redemption moneys are not on deposit with the corporate mortgage trustee, the redemption may be made subject to their receipt before the date fixed for redemption.
Cash deposited under any provisions of the mortgage (with certain exceptions) may generally be applied to the purchase of first mortgage bonds of any series. (See Mortgage, Article X.)
ALLETE or its affiliates, may at any time and from time to time, purchase all or some of the outstanding first mortgage bonds offered by this prospectus at any price or prices, whether by tender, in the open market or by private agreement or otherwise, subject to applicable law.
Sinking or Improvement Fund.   Unless otherwise stated in a prospectus supplement, the first mortgage bonds offered by this prospectus will not be entitled to the benefit of a sinking or improvement fund or other provision for amortization prior to maturity. None of the currently outstanding first mortgage bonds has sinking fund or improvement fund provisions.
Replacement Fund.   The first mortgage bonds offered by this prospectus are not entitled to the benefit of any replacement fund.
Special Provisions for Retirement of First Mortgage Bonds.   If, during any 12 month period, mortgaged property is disposed of by order of or to any governmental authority resulting in the receipt by ALLETE of $5 million or more as proceeds, ALLETE (subject to certain conditions) must apply such proceeds, less certain deductions, to the retirement of first mortgage bonds. If this occurs, ALLETE may redeem first mortgage bonds of any series that are redeemable for such reason at the redemption prices applicable to those first mortgage bonds. (See Mortgage, Section 64.) Reference is made to the applicable prospectus supplement for information concerning whether the first mortgage bonds offered by this prospectus are redeemable for this purpose and, if so, at what redemption prices.
Security.   The first mortgage bonds offered by this prospectus and any other first mortgage bonds now or hereafter issued under the mortgage will be secured by the mortgage, which constitutes a first lien on all of the electric generating plants, electric transmission and distribution equipment and fixtures of ALLETE and substantially all other properties owned by ALLETE, other than property expressly excepted.
The lien of the mortgage is or may be subject to the following “excepted encumbrances”:
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liens for taxes, assessments or governmental charges which are not delinquent or the validity of which is being contested at the time by ALLETE in good faith; and liens for workmen’s compensation awards and similar obligations which are not delinquent and undetermined liens or charges incidental to construction;

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liens securing indebtedness, neither assumed nor guaranteed by ALLETE nor on which it customarily pays interest, existing on real property or rights in or relating to real property acquired by ALLETE for substation, transmission line, transportation line, distribution line or right of way purposes;

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rights of any municipality or public authority to terminate any right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of ALLETE or to control or regulate any property of ALLETE, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by ALLETE;

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rights of others to take or receive any part of the power, gas, oil or other minerals or timber generated, developed, produced, manufactured, pumped or stored by, or grown on, or acquired with, any property of ALLETE;

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easements, restrictions, exceptions or reservations in any property and/or rights of way of ALLETE for the purpose of roads, pipe lines, transmission lines, distribution lines, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by ALLETE; or

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any obligations or duties, affecting the property of ALLETE, to any municipality or public authority with respect to any franchise, grant, license or permit.

In addition, the lien of the mortgage is or may be subject to the following:
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defects which ALLETE has the right to cure and which do not impair the use of such properties by ALLETE;

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possible defects in title to reservoir lands, easements or rights of way, any property not costing in excess of $25,000, or lands or rights held for flowage, flooding or seepage purposes, or riparian rights;

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vendors’ liens, purchase money mortgages and liens on property that already exist at the time ALLETE acquires that property;

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liens for labor, materials, supplies or other objects given priority by law; and

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liens for taxes, assessments or other governmental charges given priority by law.

ALLETE has reserved the right to amend the mortgage to restate the definition of “excepted encumbrances” to mean substantially the following:
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tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to ALLETE’s general counsel or to such other person designated by ALLETE to receive such notices;

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mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of ALLETE’s employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to ALLETE’s general counsel or to such other person designated by ALLETE to receive such notices;

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specified judgment liens;

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easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, ALLETE’s property;

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liens securing indebtedness or other obligations relating to real property ALLETE acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

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specified leases and leasehold, license, franchise and permit interests;

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liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

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liens to secure public obligations, rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by ALLETE or by others on ALLETE’s property;

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rights and interests of persons other than ALLETE arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in such property;

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restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation;

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liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

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certain easements, ground leases and rights-of-way for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment, so long as such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by ALLETE; and

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certain prepaid liens. (See Thirty-first Supplemental Indenture, Article IV.)

The mortgage does not create a lien on the following “excepted property”:
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cash and securities;

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merchandise, equipment, materials or supplies held for sale or other disposition;

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fuel, oil and similar materials consumable in the operation of the properties of ALLETE;

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aircraft, automobiles and other vehicles, and materials and supplies for repairing and replacing the same;

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timber, minerals, mineral rights and royalties;

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receivables, contracts, leases and operating agreements; and

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materials or products, including electric energy, that ALLETE generates, produces or purchases for sale or use by ALLETE.

No stock, properties or other assets of ALLETE’s subsidiaries are subject to the mortgage.
The mortgage contains provisions that impose the lien of the mortgage on property acquired by ALLETE after the date of the mortgage, other than “excepted property.” However, if ALLETE consolidates or merges with, or conveys or transfers all or substantially all of ALLETE’s mortgaged property to another corporation, the lien created by the mortgage will generally not cover the property of the successor company, other than the property it acquires from ALLETE and improvements, replacements and additions to that property. (See Mortgage, Section 87.)
The mortgage provides that the mortgage trustees shall have a lien upon the mortgaged property for the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds. (See Mortgage, Section 96.)

ALLETE has reserved the right to amend the mortgage to restate the description of the “excepted property,” or property of ALLETE not covered by the lien of the mortgage, to exclude from the lien of the mortgage substantially the following types of property:
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all cash, deposit accounts, securities and all policies of insurance on the lives of ALLETE’s officers not paid or delivered to or deposited with or held by the corporate mortgage trustee or required so to be;

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all contracts, leases, operating agreements and other agreements of all kinds (other than ALLETE’s franchises, permits and licenses that are transferable and necessary for the operation of the mortgaged property), contract rights, bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;

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all governmental and other licenses, permits, franchises, consents and allowances (other than ALLETE’s franchises, permits and licenses that are transferable and necessary for the operation of the mortgaged property);

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all unrecorded easements and rights of way;

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all intellectual property rights and other general intangibles;

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all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;

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all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where ALLETE is organized;

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all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of ALLETE’s business, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

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all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by ALLETE for sale, distribution or use in the ordinary course and conduct of ALLETE’s business;

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all property which is the subject of a lease agreement designating ALLETE as lessee, and all ALLETE’s right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security, and the last day of the term of any lease or leasehold which may become subject to the lien of the mortgage; and

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all property which subsequent to September 1, 1945 has been released from the lien of the mortgage and any improvements, extensions and additions to such properties and renewals, replacements, substitutions of or for any parts thereof. (See Thirty-first Supplemental Indenture, Article IV.)

Issuance of Additional First Mortgage Bonds.   The maximum principal amount of first mortgage bonds which may be issued under the mortgage is not limited so long as it meets the issuance tests set forth in the mortgage, which are generally described below. First mortgage bonds of any series may be issued from time to time on the basis of:
(1)
60 percent of property additions after adjustments to offset retirements;

(2)
retirement of first mortgage bonds or qualified lien bonds; and

(3)
deposit of cash.

With certain exceptions in the case of (2) above, ALLETE may not issue first mortgage bonds unless it meets the “net earnings” test set forth in the mortgage, which requires adjusted net earnings before income taxes for 12 out of the preceding 15 months of at least twice the annual interest requirements on all first mortgage bonds at the time outstanding, including the additional issue, and on all indebtedness of prior rank. Such adjusted net earnings are computed after provision for retirement and depreciation of property equal to $750,000 plus, for each of the 12 calendar months selected for the net earnings test, 1/12th of two percent of the net additions to depreciable mortgaged property made after June 30, 1945 and prior to the beginning of the calendar year within which that calendar month is included. It is expected that the first mortgage bonds offered by this prospectus will be issued upon the basis of the retirement of first mortgage bonds or property additions.
Property additions mean all mortgaged property acquired by ALLETE by purchase, consolidation, merger, donation, construction, erection or in any way whatsoever, subsequent to June 30, 1945, or in the process of construction or erection in so far as actually constructed or erected subsequent to June 30, 1945.
ALLETE has the right to amend the mortgage without any consent or other action by holders of any series of first mortgage bonds, including the holders of first mortgage bonds offered by this prospectus, so as to include nuclear fuel as well as similar or analogous devices or substances as property additions. (See Fifth Supplemental Indenture, Section 2.)
The mortgage contains certain restrictions upon the issuance of first mortgage bonds on the basis of property additions subject to liens prior to the mortgage lien and upon the increase of the amount of such liens. (See Mortgage, Sections 4-8, 20, 23-30, and 46.)
Mortgage Amendment-Recalibration of Funded Property.   ALLETE has the right to amend the mortgage to change the definition of “funded property,” as long as ALLETE has delivered to the corporate mortgage trustee an independent engineer’s certificate referred to as a “funded property certificate.” This funded property certificate will describe all or a portion of mortgaged property which has a fair value not less than 10/6ths of the sum of the principal amount of the first mortgage bonds outstanding and the principal amount of the first mortgage bonds that ALLETE is entitled to have authenticated on the basis of retired first mortgage bonds. Once this funded property certificate is delivered to the corporate mortgage trustee, the definition of “funded property” will mean any mortgaged property described in the funded property certificate. Property additions will become funded property when used under the mortgage for the issuance of bonds, the release or retirement of funded property, or the withdrawal of cash deposited with the corporate mortgage trustee for the issuance of bonds or the release of funded property. (See Thirty-first Supplemental Indenture, Article IV.)
Release and Substitution of Property.   Property may be released without the sale or disposition of such property upon the basis of:
(1)
deposit with the corporate mortgage trustee of cash or, to a limited extent, purchase money mortgages;

(2)
property additions acquired by ALLETE in the last five years, after adjustments in certain cases to offset retirement and after making adjustments for qualified lien bonds outstanding against property additions; and/or

(3)
waiver of the right to issue first mortgage bonds,

in each case without applying any earnings test. Cash may be withdrawn upon the bases stated in (2) and (3) above.
When property released is not funded property, property additions used to effect the release may again, in certain cases, become available as credits under the mortgage, and the waiver of the right to issue first mortgage bonds to effect the release may, in certain cases, cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The mortgage contains special provisions with respect to qualified lien bonds pledged, and disposition of moneys received on pledged prior lien bonds. (See Mortgage, Sections 5, 31, 32, 37, 46-50, and 59-63.)
ALLETE has reserved the right to amend the mortgage and the provisions discussed in the foregoing paragraphs under this “Release and Substitution of Property” subheading describing the release and substitution of mortgaged property as follows:
•
to eliminate the five-year limit referred to in clause (2) above; and

•
to specify that releases of property can be made on the basis of (i) the aggregate principal amount of first mortgage bonds that ALLETE would be entitled to issue on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of first mortgage bonds that ALLETE would be entitled to issue on the basis of retired first mortgage bonds, in each case with the entitlement being waived by operation of the release.
In addition, ALLETE has reserved the right to amend the mortgage to permit release of unfunded property if after such release at least one dollar of unfunded property remains subject to the lien of the mortgage. (See Thirty-first Supplemental Indenture, Article IV.)
Modification of the Mortgage.   The rights of holders of first mortgage bonds may be modified with the consent of the holders of 66 2∕3 percent of the aggregate principal amount of the outstanding first mortgage bonds and, if less than all series of first mortgage bonds are affected, the consent also of the holders of 66 2∕3 percent of the aggregate principal amount of all of the outstanding first mortgage bonds of each series affected. ALLETE has reserved the right to amend the mortgage to provide that such modifications can be made with the consent of the holders of a majority in aggregate principal amount of then outstanding mortgage bonds, considered as one class, or if less than all of the series of mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding mortgage bonds of all series that are directly affected, considered as one class. In general, no modification of the terms of payment of principal and interest, and no modification affecting the lien or reducing the percentage required for modification, is effective against any holder of first mortgage bonds without his consent. (See Mortgage, Article XIX; Twenty-first Supplemental Indenture, Section 3; and Thirty-first Supplemental Indenture, Article IV.)
ALLETE has reserved the right to amend the mortgage to permit ALLETE and the mortgage trustees, without the consent of any holder of mortgage bonds, to enter into one or more supplemental indentures for any of the following purposes:
•
to evidence the assumption by any permitted successor of ALLETE’s covenants in the mortgage and in the first mortgage bonds;

•
to add one or more covenants or other provisions for the benefit of the holders of all or any series of mortgage bonds, or to surrender any right or power conferred upon ALLETE and to make an occurrence of a default in performance of any such additional covenants, an additional “default”;

•
to correct or amplify the description of any property at any time subject to the lien of the mortgage, or better to assure, convey and confirm unto the mortgage trustees any property subject or required to be subjected to the lien of the mortgage, or to subject to the lien of the mortgage additional property;

•
to change or eliminate or add any new provision to the mortgage; provided, however, that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;

•
to establish the form or terms of mortgage bonds of any other series as permitted by the mortgage;

•
to provide for the procedures required to permit ALLETE to utilize, at its option, a non-certificated system of registration for all or any series of first mortgage bonds;

•
to change any place where principal, premium, if any, and interest shall be payable, mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to ALLETE may be served; and

•
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of the holders of first mortgage bonds of any series in any material respect. (See Thirty-first Supplemental Indenture, Article IV.)

Defaults and Notice Thereof.   The following are defaults under the mortgage:
•
failure to pay principal of any first mortgage bond when due;

•
failure to pay interest on any first mortgage bond for 60 days after that interest is due;

•
failure to pay any installments of funds for retirement of first mortgage bonds for 60 days after that installment is due;

•
failure to pay principal of or interest on any qualified lien bond beyond any applicable grace period for the payment of that principal or interest;

•
certain events in bankruptcy, insolvency or reorganization pertaining to ALLETE; and

•
the expiration of 90 days following notice by the corporate mortgage trustee or holders of 15 percent of the first mortgage bonds relating to the failure by ALLETE to perform its covenants under the mortgage. (See Mortgage, Section 65.)

The mortgage trustees may withhold notice of default, except in the case of failure to pay principal, interest or installment of any fund for retirement of first mortgage bonds, if they determine that withholding the notice is in the interest of the holders of first mortgage bonds. (See Mortgage, Section 66.)
Remedies
Acceleration of Maturity.   If a default under the mortgage occurs, then the corporate mortgage trustee, by written notice to ALLETE, or the holders of at least 25% in principal amount of the outstanding first mortgage bonds, by written notice to ALLETE and the corporate mortgage trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon the giving of such notice, such principal amount and accrued and unpaid interest will become immediately due and payable. (See Mortgage, Section 67.)
There is no automatic acceleration, even in the event of ALLETE’s bankruptcy, insolvency or reorganization.
Annulment of Acceleration.   At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, by written notice to ALLETE and the mortgage trustees, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and ALLETE has paid or deposited with the corporate mortgage trustee a sum sufficient to pay:
•
all overdue interest on all outstanding first mortgage bonds;

•
the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration; and

•
all reasonable expenses and charges due to the mortgage trustees, their agents and (to the extent permitted by law) their attorneys. (See Mortgage, Section 67.)

Mortgage Trustees’ Powers.   Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the mortgage trustees shall be entitled to the appointment of a receiver for the mortgaged property, and are entitled to all other remedies available under applicable law. (See Mortgage, Sections 70 and 72.)
Control by Holders.   The holders of a majority in principal amount of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the mortgage trustees or exercising any trust or power conferred on the mortgage trustees. The mortgage trustees are not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the corporate mortgage trustee determines in good faith would involve the mortgage trustees in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient. (See Mortgage, Section 71.)
Limitation on Holders’ Right to Institute Proceedings.   No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:
•
the holder has previously given to the mortgage trustees written notice of a default under the mortgage;

•
the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the mortgage trustees and have offered the mortgage trustees reasonable opportunity and indemnity satisfactory to the mortgage trustees to institute proceedings; and

•
the mortgage trustees have failed to institute any proceeding for 60 days after notice;

provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the lien of the mortgage or to obtain priority over other holders of outstanding first mortgage bonds. However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date. (See Mortgage, Section 80.)
Consolidation, Merger and Conveyance of Assets.   The mortgage provides that ALLETE may consolidate with or merge into any other corporation or convey, transfer or lease as, or substantially as, an entirety to any corporation the mortgaged property, if:
•
(a) the surviving or successor corporation to such merger or consolidation has authority to carry on the electric, gas, steam or hot water business, or (b) the successor corporation which acquires by conveyance or transfer or which leases ALLETE’s mortgaged property as, or substantially as, an entirety, is authorized to acquire, lease or operate the mortgaged property so conveyed or transferred;

•
such merger, consolidation, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the mortgage trustees and the holders of first mortgage bonds;

•
the survivor or successor corporation expressly assumes by supplemental indenture ALLETE’s obligations on all first mortgage bonds then outstanding and under the mortgage; and

•
in the case of a lease, such lease is made expressly subject to termination by ALLETE or by the mortgage trustees and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage. (See Mortgage, Section 85.)

In the case of the conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another corporation, upon the satisfaction of all the conditions described above, such corporation would succeed and be substituted for ALLETE under the mortgage. (See Mortgage, Section 86.) ALLETE has reserved the right to amend the mortgage to provide that if ALLETE transfers all or substantially all of the mortgaged property as an entirety to a successor corporation as described above, ALLETE may be released of all of its obligations under the mortgage or any first mortgage bonds assumed by such successor. (See Thirty-first Supplemental Indenture, Article IV.)
The mortgage does not prevent or restrict any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property.
Although ALLETE’s successor may, in its sole discretion, subject to the lien of the mortgage any property then owned or thereafter acquired by the successor, the lien of the mortgage generally will not cover the property of the successor other than the mortgaged property it acquires from ALLETE and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage. (See Mortgage, Section 87.)
The terms of the mortgage do not restrict mergers in which ALLETE is the surviving entity.
Information about the Mortgage Trustees.   The Bank of New York Mellon is the corporate mortgage trustee and Andres Serrano is the individual mortgage trustee. In addition to acting as corporate mortgage trustee, The Bank of New York Mellon may also act as trustee under other indentures, trusts and guarantees of ALLETE and its affiliates from time to time.
Satisfaction and Discharge of Mortgage.   The mortgage may be satisfied and discharged if and when ALLETE provides for the payment of all of the first mortgage bonds and all other sums due under the mortgage. (See Mortgage, Section 106.)
Evidence to be Furnished to the Mortgage Trustee.   ALLETE will provide to the mortgage trustee an annual statement by an appropriate officer as to ALLETE’s compliance with all conditions and covenants under the mortgage. (See Trust Indenture Act of 1939, Section 314(a)(4).)

PLAN OF DISTRIBUTION
ALLETE may sell the securities offered pursuant to this prospectus:
•
through underwriters or dealers;

•
through agents; or

•
directly to one or more purchasers.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
Through Underwriters or Dealers.   If ALLETE uses underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to any of the securities, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. If ALLETE uses a dealer in the sale, ALLETE will sell the securities to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Through Agents.   ALLETE may designate one or more agents to sell the securities. Unless stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.
Directly.   ALLETE may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.
General Information.   A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to ALLETE from the sale of the securities, any initial public offering price and other terms of the offering of the securities.
ALLETE may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.
The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as ALLETE’s agent, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with ALLETE and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.
ALLETE may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by ALLETE or borrowed from ALLETE or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from ALLETE in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

ALLETE may make sales of its common stock to or through one or more underwriters, dealers or agents in “at-the-market” offerings, and, if ALLETE engages in such transactions, it will do so pursuant to the terms of an agreement between ALLETE and the underwriters, dealers or agents. If ALLETE engages in at-the-market sales pursuant to a distribution agreement, ALLETE will issue and sell shares of its common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.
ALLETE may have agreements to indemnify agents, underwriters and dealers against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL OPINIONS
The legality of the common stock and first mortgage bonds will be passed upon for ALLETE by Margaret A. Thickens, Esq., Vice President, Chief Legal Officer and Corporate Secretary, and by Morgan, Lewis & Bockius LLP, New York, New York, counsel to ALLETE. Morgan, Lewis & Bockius LLP may rely as to all matters of Minnesota law upon the opinion of Ms. Thickens. Ms. Thickens may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP.
As of June 30, 2019, Ms. Thickens owned 1,793 shares of common stock of ALLETE. Ms. Thickens is acquiring additional shares of ALLETE common stock at regular intervals as a participant in the ALLETE and Affiliated Companies Retirement Savings and Stock Ownership Plan. Under the Executive Long-Term Incentive Compensation Plan, Ms. Thickens has:
•
restricted stock units pursuant to which 279 shares of common stock (plus accrued dividend equivalents) will be distributed to Ms. Thickens after they vest (on December 31, 2019, 2020 and 2021); and

•
an award opportunity for up to 1,028 performance shares (plus accrued dividend equivalents) that will be distributed to Ms. Thickens if ALLETE attains certain performance goals for the periods January 1, 2017 through December 31, 2019, January 1, 2018 through December 31, 2020 and January 1, 2019 through December 31, 2021.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from ALLETE specifying the final terms of a particular offering of securities. ALLETE has not authorized anyone else to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. ALLETE is not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

2,950,000 Shares
Common Stock
PROSPECTUS SUPPLEMENT
March   , 2022
J.P. Morgan BofA Securities